Schedule of Material Differences

1. Daniel P. Walsh and Cynthia P. Walsh, JTWROS, and Drake Darrin hold warrant certificates identical in all material terms to that of William W. Noel, III. except that the number of warrants held by Drake Darrin is 25,000.

2. The following purchasers in the April 2000 private placement hold warrants identical to that of David Robison in all material terms except as to the number of warrants.

Subscriber              No. of Warrants

James B. Freund          25,000
Edward J. McCrossen      25,000
V&D Partnerships
 Inc., LLC.              50,000
Capitol
 Ventures LLC            50,000
Communications
 Partners LLC            25,000
Jeffrey W. Lubore        50,000
Daniel J. Brigati        25,000
MTTM LLC                 50,000
Steven Daniels           20,000
Vinnie Maniola           10,000
Charles J. Schatz        10,000
Mark S. Kim              10,000
Michael S. Ward          25,000
David Robison            50,000
Peter Valotto            25,000
Thomas E. Gillman        25,000
John B. Gariolo          25,000
Peter N. Gladding        50,000
Michael H. Owen          50,000
Roman Matijkiw           25,000
Gus Wahlroth             25,000
Leo Wong                 30,000
Theresa Kong             10,000
Tom Wood                 25,000
Irene Tai                10,000
Agora Partners          139,000
Beancounter Investments
 PTY LTd.                40,000
Charles Magal
 & Helen
 Stamatacos JTWROS       15,000
JNF II LLC               10,000
Dennis J. Keegan         50,000
Cameron Capital Ltd.     50,000
Davis Osnos              10,000